FOR IMMEDIATE RELEASE: Tuesday, October 9, 2001

CONTACT:    Gregory L. Wilson
            Chairman and President
            Bradley T Nielson
            CFO/COO
            MITY Enterprises
            801-224-0589

          MITY ENTERPRISES, INC. SELLS DO GROUP SEATING BUSINESSES

OREM, UTAH -- MITY Enterprises, Inc. (Nasdaq: MITY), designer, manufacturer and marketer of a variety of institutional furniture, today announced that it has sold its office and auditorium seating businesses. The Company will continue to offer its multipurpose room seating, which includes its Mity-Host(TM) stacking chairs and SwiftSet(TM) folding chairs.

     The Domore specialty office seating line, produced and manufactured from DO Group headquarters in Elkhart, Indiana, has been sold to Lux Steel, Inc., a manufacturer of high-end office seating and intensive-use seating also located in Elkhart. The JG auditorium seating line has been sold to USSC Group, Inc., a leading supplier of ergonomic seating to the transportation markets. USSC Group, Inc. is based in King of Prussia, Pennsylvania. The transactions involved the exchange of $238,000 cash with an additional $350,000 loan financed by MITY Enterprises. In addition, DO Group retained the existing accounts receivable, which totaled approximately $430,000.

     The transactions called for the sale of inventory, machinery, equipment, and intellectual property related to the seating lines and resulted in the ability to serve customers and to continue to employ most of DO Group's seating employees. Both sales, which have already closed, were completed in the last 30 days. "As previously announced, after reviewing all of our options, we decided that it was in the long term best interest of MITY Enterprises and its shareholders to exit the seating business," said Gregory
L. Wilson, president and chief executive officer of MITY Enterprises. "We continue to work with several parties who are interested in acquiring our office systems business and hope to complete a transaction within the next few months. This will leave MITY in a position to aggressively move forward building business units where we have had past successes."

     Founded in 1987, MITY Enterprises, Inc. designs, manufactures and markets innovative institutional furniture created to meet the efficiency needs of its customers. The Company focuses on providing premium quality institutional furniture products to niche markets. The product lines consist of multipurpose room furniture, healthcare seating, call center furniture and office systems. The Company's products are marketed under the Mity-Lite, Broda, CenterCore and DO3 tradenames. Headquartered in Utah, MITY Enterprises serves national and international customers directly and through distributors. For further information, visit the Company online at www.mitylite.com.

     This press release contains forward looking statements relating to the Company's expectation that it will exit the seating business, its anticipated sale of its systems business, and the expectation that these transactions will leave it in a position to aggressively move forward building business units that have had past successes and that this emphasis will have a positive
impact on the Company's earnings.   These statements are made pursuant to the
safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the Company's selling efforts at Mity-Lite and Broda may not continue at current levels and may level off or decline despite the Company's efforts; (ii) the Company may not realize the impact on earnings it expects through exiting the seating business and the actual impact may be more negative than expected; (iii) the Company's systems business may not be sold in the time expected or the Company may not be able to sell it at all, and
(iv) the risks and uncertainties outlined in the Company's documents filed with the Securities and Exchange Commission may cause any or all of the forgoing forward-looking statements to not be realized. All forward-looking statements and other information in this press release are based upon information available as of the date of this release. Such information may change or become invalid after the date of this release, and by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this release.

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